Exhibit 5.1

Brookfield Infrastructure Partners L.P. Brookfield Infrastructure L.P. BIP Bermuda Holdings I Limited 73 Front Street Hamilton Bermuda HM 11	Email CLangley@applebyglobal.com Direct Dial +1 441 298 3202 Appleby Ref 136873.0037/CL/MEB/AK By Email 11 January 2022

Bermuda Office Appleby (Bermuda) Limited Canon's Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244 Fax +1 441 292 8666 applebyglobal.com

Ladies and Gentlemen

Registration Statement on Form F-3

We have acted as legal advisers as to matters of Bermuda law to Brookfield Infrastructure Partners L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (BIP), acting by its general partner, Brookfield Infrastructure Partners Limited, a Bermuda exempted company (BIPL), and Brookfield Infrastructure L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (BILP), acting by its managing general partner, BIP, itself acting by its general partner, BIPL, and BIP Bermuda Holdings I Limited (Holdings) in connection with the filing by, inter alios, BIP, BILP and Holdings of:

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. "Partner" is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.	1.	an automatically effective shelf registration statement on Form F-3 ASR (Registration Statement) for the purpose of registering under the U.S. Securities Act of 1933, as amended (Securities Act), among other securities, (a) debt securities (Debt Securities) which may be issued by Brookfield Infrastructure Finance ULC, a Canadian indirect consolidated subsidiary of BIP (Alberta Finco) and Holdings (Holdings, together with Alberta Finco, Issuers and each, an Issuer), and guarantees of such Debt Securities which may be issued by Alberta Finco (in the case of Debt Securities issued by Holdings), BIP, BILP, Holdings (in the case of Debt Securities issued by Alberta Finco), Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure US Holdings I Corporation and BIPC Holdings Inc. (collectively, Guarantors), as applicable (Guarantees), such Debt Securities and Guarantees to be issued (i) by Alberta Finco pursuant to the Indenture dated as of 24 May 2021 (Alberta Finco Base Indenture), by and among Alberta Finco (as the Issuer), BIP, the other applicable Guarantors, and one or more corporate trustees party thereto and/or one or more indentures supplemental to the Alberta Finco Base Indenture entered into, by and among Alberta Finco (as the Issuer), BIP, the other applicable Guarantors and the Trustee (as defined therein) (Alberta Finco Supplemental Indenture, and together with the Alberta Finco Base Indenture, the Alberta Finco Indenture), or (ii) by Holdings pursuant to one or more indentures and one or more supplemental indentures to be entered into in connection with the issuance of such Debt Securities and Guarantees thereunder (Holdings Indenture, together with Alberta Finco Indenture, the Indentures and each, an Indenture), among Holdings, as the Issuer, BIP and the other applicable Guarantors (as named therein) and one or more corporate trustees party thereto; (b) the issuance of BIP’s non-voting limited partnership units (LP Units); and (c) the issuance of Class A preferred limited partnership units (Preferred Units, together with the LP Units, Units; and the Debt Securities, the Guarantees and the Units, collectively, Securities) pursuant to the terms of a Prospectus Supplement (defined below) and the applicable Indenture;

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2.	the base prospectus, dated as of 11 January 2022, contained in the Registration Statement (Prospectus);

3.	any prospectus supplement (Prospectus Supplement) to the Prospectus used in connection with the offering of the Securities; and

4.	any “free writing prospectus” (Free Writing Prospectus) within the meaning of Rule 405 under the U.S. Securities Act of 1933, as amended (Securities Act),

with the Securities and Exchange Commission (SEC), and the rules and regulations promulgated thereunder, relating to the Securities to be issued from time to time pursuant to Rule 415 under the Securities Act.

Note that BIPL acting as general partner of BIP and BIP acting as the managing general partner of BILP may be referred to as the General Partner(s) and BIP and BILP may be referred to as the Partnership(s) in this opinion. Note that the General Partners, the Partnerships and Holdings may be referred to as the Bermuda Entities.

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (Documents).

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ASSUMPTIONS

In stating our opinion we have assumed:

1.	the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

2.	the genuineness of all signatures on the Documents;

3.	the authority, capacity and power of persons signing the Documents;

4.	that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

5.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

6.	that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, the original documents have been or will be duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

7.	that the Documents do not differ in any material respects from any forms or drafts of the same which we have examined and upon which this opinion is based;

8.	that the Documents are in the form of the documents approved in the Resolutions;

9.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Bermuda Entities in connection with the Registration Statement, the Securities or any Indenture, Prospectus Supplement or Free Writing Prospectus, or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement, the Securities or any Indenture, Prospectus Supplement or Free Writing Prospectus is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

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10.	the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Company and Partnership Searches, Registry General Searches and the Litigation Search is accurate and complete in all respects and such information has not been materially altered since the date and time of the Company and Partnership Searches, Registry General Searches and the Litigation Search; and

11.	the terms and transactions contemplated by any Prospectus Supplement or Indenture adopted would not be inconsistent with the applicable Resolutions and the terms and transactions contemplated by the Prospectus and the Registration Statement.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.	Each Partnership is an exempted limited partnership established and existing under the laws of Bermuda. Each Partnership possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda. All suits in respect of the business of each Partnership shall be prosecuted by and against its respective General Partner.

2.	Each of BIPL and Holdings is an exempted company limited by shares and duly incorporated in Bermuda under the Companies Act 1981, each possessing the capacity to sue and be sued in its own name, and is validly existing and in good standing under the laws of Bermuda.

3.	When duly authorized, allotted and issued and fully paid for pursuant to the terms of the applicable Resolutions and in accordance with the terms and conditions referred to or summarized in the Resolutions, the applicable Constitutional Documents, any Prospectus Supplement and/or Free Writing Prospectus, when taken together with the Prospectus and the Registration Statement (including any documents incorporated by reference therein), the Units will be validly issued, fully paid and non-assessable units of BIP.

4.	Each General Partner, acting on behalf of the applicable Partnership, and Holdings, has all the requisite corporate power to enter into, execute, deliver and perform the obligations of each applicable Partnership or Holdings, respectively, under each Indenture to which it is a party, as applicable, and each has taken all actions as may be necessary to authorise the execution, delivery and performance of each such Indenture.

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RESERVATIONS

We have the following reservations:

1.	In opinion paragraphs 1. and 2. above, the term "good standing" means only that the Bermuda Entities have each received a Certificate of Compliance from the Registrar of Companies in Hamilton Bermuda which confirms that they have neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

2.	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

3.	Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of such other jurisdiction.

4.	Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

5.	Any provision in any Indenture that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

6.	Any reference in this opinion to Units being "non-assessable" shall mean, in relation to fully-paid Units of BIP and subject to any contrary provision in any agreement in writing between BIP and the holder of Units, that: no holder shall be obliged to contribute further amounts to the capital of BIP, either in order to complete payment for their Units, to satisfy claims of creditors of BIP, or otherwise.

7.	The Limited Partnership Act 1883 (the Act) provides that a limited partner shall be liable as a general partner if he takes part in the management of the partnership.

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8.	A limited partner is liable to a Partnership, or to its creditors, for any amount in respect of such limited partner’s contribution to such Partnership to the extent such contribution has not been contributed in full, or to the extent such contribution is either released or returned to the limited partner contrary to the restrictions on reductions of capital contained in the Act.

9.	A limited partner is liable for damages on account of misrepresentation in respect of false statements contained in the certificate of limited partnership, any supplementary certificates or certificate of cancellation in respect of a Partnership, to the extent a limited partner signed such certificate, or caused another to sign it on his/her behalf, and knew such statement to be false at the time of signature.

10.	Every partner of a Partnership who is guilty of any fraud in the affairs of such Partnership shall be liable civilly to the party injured to the extent of his damage and shall be liable for penalties applicable to offences committed against the Act.

11.	With respect to opinions 3 and 4, we have relied upon statements and representations made to us in the Officers’ Certificates provided to us by an authorised officer of each of BIPL and Holdings for the purposes of this opinion. We have made no independent verification of the matters referred to in the Officers’ Certificates, and we qualify such opinions to the extent that the statements or representations made in the Officers’ Certificates are not accurate in any respect.

12.	In order to issue this opinion we have remotely received the Company and Partnership Searches and the Registry General Searches as referred to in the Schedule and have not enquired as to whether there has been any change since the date of such searches.

13.	In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule and have not enquired as to whether there has been any change since the date of such search.

DISCLOSURE

This opinion is addressed to you in connection with the registration of the Securities with the SEC and is not to be used, quoted or relied upon for any other purpose. We consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is governed by and is to be construed in accordance with Bermuda law. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing acts or circumstances should change.

Yours faithfully

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

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SCHEDULE

Bermuda Office Appleby (Bermuda) Limited Canon's Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244 Fax +1 441 292 8666 applebyglobal.com	1.	The extract provided in respect of each Bermuda Entity by the office of the Registrar of Companies on 7 January 2022 (Company and Partnership Searches).

	2.	The response provided in respect of the General Partners and/or each Partnership by the office of the Registry General on 7 January 2022 (Registry General Searches).

	3.	The entries and filings shown in respect of each Bermuda Entity in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by searches on 7 January 2022 (Litigation Search).

	4.	Certified copies of the following documents in respect of BIP: the Certificate of Registration of an Exempted and Limited Partnership effective 13 June 2007 and supplements thereto; the Amended and Restated Limited Partnership Agreement of BIP dated 16 February 2018, First Amendment to the Amended and Restated Limited Partnership Agreement dated 12 September 2018, Second Amendment to the Amended and Restated Limited Partnership Agreement dated 27 February 2020, Third Amendment to the Amended and Restated Limited Partnership Agreement dated 21 September 2020, Fourth Amendment to the Amended and Restated Limited Partnership Agreement dated 21 January 2021 and Fifth Amendment to the Amended and Restated Limited Partnership Agreement dated 24 May 2021 (collectively, BIP Partnership Documents).

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. "Partner" is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.	5.	Certified copies of the following documents in respect of BILP: a copy of the Certificate of Registration of an Exempted and Limited Partnership effective 28 August 2007 and supplements thereto; and a copy of the Amended and Restated Limited Partnership Agreement of BILP dated 16 February 2018, the First Amendment to the Amended and Restated Limited Partnership Agreement dated 12 September 2018, the Second Amendment to the Amended and Restated Limited Partnership Agreement dated 1 August 2019 (effective 30 November 2018), the Third Amendment to the Amended and Restated Limited Partnership Agreement dated 27 February 2020, the Fourth Amendment to the Amended and Restated Limited Partnership Agreement dated 31 March 2020, the Fifth Amendment to the Amended and Restated Limited Partnership Agreement dated 21 September 2020, the Sixth Amendment to the Amended and Restated Limited Partnership Agreement dated 21 January 2021 and Seventh Amendment to the Amended and Restated Limited Partnership Agreement dated 24 May 2021 (BILP Partnership Documents, together with the BIP Partnership Documents, Limited Partnership Documents)

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6.	Certified copies of the following documents in respect of BIPL: Certificate of Incorporation, memorandum of association and Bye-laws (GP Documents).

7.	Certified copies of the following documents in respect of Holdings: Certificate of Incorporation, memorandum of association and Bye-laws (Holdings Documents, and collectively with Limited Partnership Documents and the GP Documents, Constitutional Documents).

8.	Copies of the unanimous written resolutions of the Board of Directors of BIPL and of Holdings, each effective 6 January 2022 (Resolutions).

9.	An officer’s certificate signed by an officer of each of BIPL and Holdings in respect of the Resolutions (collectively, Officers’ Certificates).

10.	Certificates of Compliance each dated 7 January 2022 issued by the Registrar of Companies in respect of each Bermuda Entity.

11.	The Registration Statement.

12.	The Prospectus.

13.	A draft form of the Holdings Indenture.

14.	The Alberta Finco Indenture.

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